UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): April 29, 2016 (April 27, 2016)

EMCLAIRE FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18464	25-1606091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

612 Main Street, Emlenton, PA	16373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 767-2311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMCLAIRE FINANCIAL CORP

CURRENT REPORT ON FORM 8-K

ITEM 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Emclaire Financial Corp (the Corporation) Annual Meeting of Shareholders was held on April 27, 2016. At the annual meeting, 1,762,585 shares of common stock, or 82.18% of the 2,144,808 shares of common stock outstanding and entitled to vote at the annual meeting, were voted in person or by proxy.

(b)	Set forth below are the matters which were acted upon by the Corporation’s shareholders at the annual meeting:

1.	Election of three (3) directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	Adoption of a non-binding resolution to approve the compensation of the Corporation’s named executive officers; and

3.	Ratification of the selection of Crowe Horwath LLP, Certified Public Accountants, as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2016.

As to proposal number one, the following directors were elected for a three-year term expiring in 2019:

Name	Shares For	Shares Withheld	Broker Non-vote
David L. Cox	1,427,564	5,827	329,194
Mark A. Freemer	1,428,203	5,188	329,194
William C. Marsh	1,420,544	12,847	329,194

Proposal number two, the adoption of a non-binding resolution to approve the compensation of the Corporation’s named executive officers, was approved with 1,278,262 shares in favor, 135,545 shares against, 19,583 shares abstained and 329,195 shares broker non-votes.

Proposal number three, the recommendation of the Board of Directors to ratify the appointment of Crowe Horwath, LLP as the Corporation’s independent registered public accounting firm, was approved with 1,751,516 shares in favor, 4,981 shares against and 6,088 shares abstained.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: April 29, 2016	William C. Marsh

	Name:	William C. Marsh
	Title:	Chairman of the Board,
President and Chief Executive Officer